                                                                       EXHIBIT 5

                                 PROJECT ROSSINI

                      ====================================

                      Presentation to the Special Committee
                                     of the
                               Board of Directors
                                 April 14, 2003

                                  CONFIDENTIAL

                             C.E. UNTERBERG, TOWBIN

TABLE OF CONTENTS

          I.       Introduction

          II.      Rossini Financial Summary

          III.     CEUT Analysis Process

          IV.      Comparable Company Analysis

          V.       Comparable Transaction Analysis

          VI.      Stock Trading Analysis

          VII.     Discounted Cash Flow Analysis

          VIII.    LBO Analysis

          IX.      Projected Income Statement

Project Rossini                 -Confidential-            C.E. UNTERBERG, TOWBIN
Page 2

INTRODUCTION

     Ohsea Holdings Limited ("Ohsea"), a company controlled by Lord Michael Ashcroft ("Ashcroft"), has made a cash offer of $2.07 per ADS and $2.10 per ordinary share of Rossini not owned or controlled by Ohsea, CS Services Limited, the beneficial owners of Ohsea and CS Services or certain shares owned or controlled by certain management of Rossini and their family members and their trusts (the "Ohsea Parties").

     Ohsea proposes to take Rossini private with the Ohsea Parties rolling over their equity stake (combined roughly 29%) into Newco.

     The offer is being made by way of Scheme of Arrangement to the independent shareholders.

     CEUT has been retained by the special committee to act as their advisor as to the fairness, from a financial point of view, of the $2.07 per ADS to be received by the ADS holders other than the Ohsea Parties.

     Rossini actual and projected results per management of Rossini for the fiscal year end March are summarized below:

          .    A conversion rate of $1.60 = (pound)1.00 was assumed throughout

                       Amounts in ($000s)                 2002 A          2003 E          2004 P        2005 P         2006 P
                                                      -------------   -------------   ------------  -------------  -------------
                       Revenue                        $     185,762   $     142,817   $    141,707  $     164,824  $     187,293
                         YoY Growth Rate                      -20.8%          -23.1%          -0.8%          16.3%          13.6%

                       EBITDA (a)                              (317)          1,106          2,627          4,226          6,431
                       EBITA (a)                             (2,742)           (718)         1,507          3,426          5,631

                       Gross Profit as a % of Sales            22.0%           22.9%          24.2%          23.4%          22.9%
                       SG&A as a % of Sales                    22.2%           22.2%          22.3%          20.8%          19.5%

                       ----------
                       (a) Excludes one time goodwill impairment charge of $14 million in 2002 and undetermined impairment charge in 2003

Project Rossini                 -Confidential-            C.E. UNTERBERG, TOWBIN
Page 3

TRANSACTION SUMMARY

     Transaction Value:
          Shares outstanding at 12/31/02                                       8,778
          In-the-money options at average exercise price of 41.5 p                50
                                                                      --------------
                                                                               8,828
                                                                      ==============

          Purchase price at $2.07 per share                           $       18,274
          Less: Cash from option exercise                                        (33)
                                                                      --------------
           Net cost of shares                                                 18,241
          Plus: Rossini debt (a)                                               2,736
          Less: Rossini cash (a)                                              (9,835)
                                                                      --------------
           Enterprise Value                                           $       11,142
                                                                      ==============

     Uses of funds:
          Net purchase price of equity                                $       18,241
          Retirement of debt and capital leases                                2,736
          Estimated transaction expenses                                       2,000
                                                                      --------------
                                                                      $       22,977
                                                                      ==============
     Sources of funds:
          Rollover of 2,600 shares at transaction price               $        5,590
          Drawdown of (pound)7,000 of (pound)10,000 GMAC loan                 11,200
          Use of existing cash                                                 6,152
                                                                      --------------
                                                                      $       22,977
                                                                      ==============

     ----------
     (a) As of December 31, 2002. Cash at March 31, 2003 is projected to be $10,715

Project Rossini                 -Confidential-            C.E. UNTERBERG, TOWBIN
Page 4

SUMMARY TRANSACTION MULTIPLE ANALYSIS

     Purchase Price Per Share                                      $       2.07
                                                                   ------------
     Purchase Price: 8,828 shares                                        18,274
        Less: Cash from option exercise                                     (33)
        Plus: Rossini Debt (a)                                            2,736
        Less: Rossini Cash (a)                                           (9,835)
     --------------------------------------------------------------------------
     Enterprise Value                                              $     11,142
     --------------------------------------------------------------------------

                                                 OPERATING            OPERATING
                                           DATA (pound)000's (b)   DATA $000's (b)     MULTIPLE
                                           ---------------------   ---------------     --------
     ENTERPRISE VALUE / SALES
        FY 2004 P                          (pound)        88,567   $       141,707         0.08 x
        CY 2003 P                                         84,169           134,389         0.08
        FY 2003 E                                         89,260           142,817         0.08
        LQA                                               89,360           142,978         0.08
        LTM                                               94,009           150,411         0.07
        FY 2002 A                                        116,101           185,762         0.06

     ENTERPRISE VALUE / EBITDA
        FY 2004 P                          (pound)         1,642   $         2,627          4.2 x
        CY 2003 P                                            740             1,183          9.4
        FY 2003 E                                            691             1,106         10.1
        LQA                                                  310               497         22.4
        LTM (c)                                               26                41        269.1
        FY 2002 A (c)                                       (198)             (317)          NM

     ENTERPRISE VALUE / EBIT
        FY 2004 P                          (pound)           942   $         1,507          7.4 x
        CY 2003 P                                            (71)             (113)          NM
        FY 2003 E                                           (449)             (718)          NM
        LQA                                                 (833)           (1,329)          NM
        LTM (c)                                           (1,530)           (2,451)          NM
        FY 2002 A (c)                                     (2,924)           (4,678)          NM

     TRANSACTION VALUE / TANGIBLE BOOK     (pound)        14,179   $        22,687          0.8 x

     ----------
     (a) Cash & debt are actual for December 31, 2002
     (b) Operating data from Company management and SEC filings
     (c) Excludes $14 million goodwill impairment charge
     LQA = Last quarter anualized; LTM = Last Twelve Months

Project Rossini                 -Confidential-            C.E. UNTERBERG, TOWBIN
Page 5

ROSSINI FINANCIAL SUMMARY

                                  FY 2001                                 FY 2002
FYE=March                        ---------     ---------------------------------------------------------------
Amounts in ($000s)                 TOTAL        JUN. '01      SEP. '01    DEC. '01      MAR. '02       TOTAL
Revenue                          $ 234,650     $  56,331     $  47,119   $  43,877     $  38,435     $ 185,762
Cost of Services                   178,698        43,514        36,701      34,315        30,272       144,802

Gross Profit                        55,952        12,817        10,418       9,562         8,163        40,960

Operating Expenses                  50,053        13,107        10,563       9,922        10,110        43,702
Goodwill Impairment                      -             -             -           -        14,000        14,000
Goodwill Amortization                1,834           484           484         484           483         1,935
                                 ---------     ---------     ---------   ---------     ---------     ---------

Operating (Loss)                     4,066          (775)         (629)       (844)      (16,430)      (18,678)

Interest & Other Income /
 (Expense)                          (1,083)         (389)         (271)       (321)         (240)       (1,221)

Pretax Income / (Loss)               2,982        (1,164)         (900)     (1,164)      (16,670)      (19,899)
Provision for Income Taxes/
 (Benefit)                           1,782            72           118         (13)         (997)         (819)

Net Income / (Loss)              $   1,200     $  (1,236)    $  (1,019)  $  (1,152)    $ (15,674)    $ (19,080)
                                 ---------     ---------     ---------   ---------     ---------     ---------

SEQUENTIAL GROWTH RATES:
Revenue                                            -14.2%        -16.4%       -6.9%        -12.4%
Cost of Services                                   -14.8%        -15.7%       -6.5%        -11.8%
Gross Profit                                       -12.4%        -18.7%       -8.2%        -14.6%
Operating Expenses                                  -9.4%        -19.4%       -6.1%          1.9%

YR/YR GROWTH RATES:
Revenue                               21.8%          6.2%        -16.0%      -26.7%        -41.5%        -20.8%
Cost of Services                      21.7%          9.2%        -13.2%      -24.6%        -40.7%        -19.0%
Gross Profit                          22.0%         -2.8%        -24.5%      -33.4%        -44.2%        -26.8%
Operating Expenses                    38.8%         21.9%         -8.6%      -25.3%        -30.1%        -12.7%

MARGIN ANALYSIS (% OF SALES):
Cost of Services                      76.2%         77.2%         77.9%       78.2%         78.8%         78.0%
Gross Profit                          23.8%         22.8%         22.1%       21.8%         21.2%         22.0%
Operating Expenses                    21.3%         23.3%         22.4%       22.6%         26.3%         23.5%
Operating (Loss)                       1.7%         -1.4%         -1.3%       -1.9%        -42.7%        -10.1%

                                                             FY 2003
FYE=March                        ---------------------------------------------------------------
Amounts in ($000s)                JUN. '02      SEP. '02      DEC. '02      MAR. '03       TOTAL
Revenue                          $  38,316     $  37,916    $  35,745     $  30,841     $ 142,817
Cost of Services                    28,999        29,113       28,118        23,843       110,073
                                                                                        ---------

Gross Profit                         9,316         8,803        7,627         6,998        32,744
                                                                                           31,638
Operating Expenses                   9,333         8,474        7,959         7,697        33,464
Goodwill Impairment                      -             -            -             -             -
Goodwill Amortization                    -             -            -             -             -
                                 ---------     ---------    ---------     ---------

Operating (Loss)                       (17)          329         (332)         (700)         (720)

Interest & Other Income /
 (Expense)                             125            26           26        (1,741)       (1,565)
                                                                                        ---------

Pretax Income / (Loss)                 108           354         (307)       (2,441)       (2,285)
Provision for Income Taxes /
 (Benefit)                             106           155          (21)          (58)          182
                                                                                        ---------

Net Income / (Loss)              $       2     $     199    $    (286)    $  (2,383)    $  (2,468)
                                 ---------     ---------    ---------     ---------     ---------

SEQUENTIAL GROWTH RATES:
Revenue                               -0.3%         -1.0%        -5.7%        -13.7%
Cost of Services                      -4.2%          0.4%        -3.4%        -15.2%
Gross Profit                          14.1%         -5.5%       -13.4%         -8.2%
Operating Expenses                    -7.7%         -9.2%        -6.1%         -3.3%

YR/YR GROWTH RATES:
Revenue                              -32.0%        -19.5%       -18.5%        -19.8%        -23.1%
Cost of Services                     -33.4%        -20.7%       -18.1%        -21.2%        -24.0%
Gross Profit                         -27.3%        -15.5%       -20.2%        -14.3%        -20.1%
Operating Expenses                   -28.8%        -19.8%       -19.8%        -23.9%        -23.4%

MARGIN ANALYSIS (% OF SALES):
Cost of Services                      75.7%         76.8%        78.7%         77.3%         77.1%
Gross Profit                          24.3%         23.2%        21.3%         22.7%         22.9%
Operating Expenses                    24.4%         22.4%        22.3%         25.0%         23.4%
Operating (Loss)                       0.0%          0.9%        -0.9%         -2.3%         -0.5%

Project Rossini                -Confidential-             C.E. UNTERBERG, TOWBIN
Page 6

ROSSINI FINANCIAL SUMMARY

     Balance Sheet
     FYE = March                                  2001        2002      DEC. 31, 2002
     Amounts in ($000s)                         ---------   ---------   -------------
      Current Assets:
       Cash and Cash Equivalents                $   2,672   $   8,971   $       9,835
       Short-Term Investments                           -           -               -
       Accounts Receivable                         39,950      17,232          18,681
       Prepaid Expenses and Other                  16,530       8,046           9,145
                                                ---------   ---------   -------------
      Total Current Assets                      $  59,152   $  34,250   $      37,660

     Plant, Property & Equipment, Net           $   7,269   $   5,522   $       4,191
     Goodwill, Intangible Assets, Net              53,538      37,888          37,843
     Other Long-Term Assets                             5           5               5
                                                ---------   ---------   -------------
      Total Assets                              $ 119,963   $  77,664   $      79,699
                                                =========   =========   =============

     Liabilities and Stockholders' Equity
      Current Liabilities:
       Accounts Payable                         $   4,491   $   2,501   $       3,154
       Short Term Portion of Capital Lease
        Obligation                                      -          72             275
       Current Portion of LT Debt                  16,560           -               -
       Other Current Liabilities                   14,098       6,854           9,969
       Other Provisions                                 -       1,120               -
       Payroll and Related Taxes                    4,099       3,235           3,311
                                                ---------   ---------   -------------
      Total Current Liabilities                    39,248      13,782          16,709

     Long-Term Debt                             $       -   $   2,659   $       2,461
     Other Long-Term Liabilities                      256           -               -
                                                ---------   ---------   -------------
      Total Liabilities                         $  39,504   $  16,442   $      19,169

     Commitments & Contingencies                $     160   $       -   $           -
                                                ---------   ---------   -------------

     Shareholders' Equity                       $  80,299   $  61,222   $      60,530
                                                ---------   ---------   -------------

     Total Liab. and Stockholders' Equity       $ 119,963   $  77,664   $      79,699
                                                =========   =========   =============

Project Rossini                -Confidential-             C.E. UNTERBERG, TOWBIN
Page 7

CEUT ANALYSIS PROCESS

CEUT has analyzed the following:

..    CEUT has compared Rossini against a peer group of U.S. and U.K. comparable companies
      .   U.S. Staffing Companies
           .   CDI, KELYA, MAN, MPS, RHI, SFN, ALRC, BUTL, HIR, EDGW, JOB, HAKI,
               KFRC, ASGN, PRGA, RCMT
      .   U.K. Staffing Companies
           .   CSV, GLO, HVN, LRG, PTY, RDX, RWA, SRG

..    CEUT has compared the proposed Rossini transaction to 50 other comparable transactions

..    CEUT has compared Rossini's stock price and trading volume activity to that of its peer group

..    CEUT has looked at a traditional discounted cash flow analysis using management's projections

..    CEUT modeled an LBO scenario for the proposed transaction using management's projections

Project Rossini                -Confidential-             C.E. UNTERBERG, TOWBIN
Page 8

COMPARABLE COMPANY ANALYSIS

CEUT has compared Rossini against a peer group of U.S. and U.K. comparable companies:

..    CEUT considered revenue and levels of profitability for the proposed transaction of Rossini
      . Analyzed multiples for the last twelve months and for calendar year 2003 of:
           .   Enterprise Value to Revenue
           .   Enterprise Value to EBITDA
           .   Enterprise Value to EBIT
           .   Transaction Value to Tangible Book

Project Rossini                -Confidential-             C.E. UNTERBERG, TOWBIN
Page 9

COMPARABLE COMPANY ANALYSIS

                                                               ROSSINI         COMPARABLE COMPANY MULTIPLES(c, d)
                                              OPERATING      TRANSACTION       ----------------------------------
                                            DATA $000's (a)  MULTIPLES (b)       HIGH         MEDIAN        LOW
                                            ---------------  -------------     ---------     --------     -------
     ENTERPRISE VALUE / SALES
       CY 2003 E                              $     134,389           0.08 x        1.10 x       0.25 x      0.08 x
       LTM                                          150,411           0.07          1.05         0.21        0.08

     ENTERPRISE VALUE / EBITDA
       CY 2003 E                              $       1,183            9.4 x        25.0 x        9.2 x       2.9 x
       LTM (e)                                           41          269.1          36.2         10.6         2.3

     ENTERPRISE VALUE / EBIT
       CY 2003 E                              $        (113)            NM x        95.5 x       16.9 x       4.7 x
       LTM (e)                                       (2,451)            NM          53.0         15.8         2.6

     Transaction Value / Tangible Book        $      22,687            0.8 x        47.3 x        1.2 x       0.3 x

     ----------
     (a) Operating data from Company management and SEC filings
     (b) Transaction multiples assume a purchase price per share of $2.07
     (c) Comparable Company Multiples are LTM and CY end December 31, 2003
     (d) U.K. multiples reflect U.K. GAAP
     (e) Excludes one time goodwill impairment charge of $14 million in 2002 and undetermined impairment charge in 2003

Project Rossini                -Confidential-             C.E. UNTERBERG, TOWBIN
Page 10

COMPARABLE COMPANY ANALYSIS

                                         Enterprise Value (EV)/Revenue(a)(b)   Enterprise Value (EV)/EBITDA
                                         -------------------------------       ----------------------------
                                              LTM             CY 03E                LTM            CY 03E
                                         --------------    -------------       ------------     -----------
Rossini (d)                                       0.05 x           0.05 x            161.5 x           5.9 x

U.S. STAFFING COMPANIES
Alternative Resources                             0.20 x             NA x             19.2 x            NA x
Butler International. Inc.                        0.27               NA                 NM              NA
CDI Corporation                                   0.30             0.28               11.4              NA
Diversified Corporate Resources. Inc.             0.14               NA                 NM              NA
Edgewater Technology, Inc.                          NM               NM                 NM              NM
General Employment Ent.                             NM               NM                 NM              NA
Hall, Kinion & Associates (e)                     0.21             0.16                 NM              NA
Kelly Services, Inc.                              0.17             0.16                9.5             9.4
Kforce Inc.                                       0.21             0.21                 NM             9.2
Manpower Inc.                                     0.29             0.26                9.8             9.1
MPS Group, Inc.                                   0.43             0.43                9.5             7.9
On Assignment, Inc.                               0.34             0.34                3.5             7.0
Personnel Group of America                        0.36               NA               13.2              NA
RCM Technologies, Inc.                            0.17               NA                2.3              NA
Robert Half International Inc.                    1.05             1.10               30.7            25.0
Spherion Corporation                              0.14             0.14               23.7             7.6
-----------------------------------------------------------------------------------------------------------
Median:                                           0.24 x           0.26 x             10.6 x           9.1 x
-----------------------------------------------------------------------------------------------------------

U.K. STAFFING COMPANIES (e)
Corporate Services Group                          0.24 x           0.24 x               NM x            NM x
Glotel                                            0.14               NA                 NM              NA
Harvey Nash Group                                 0.27             0.28               36.2            15.8
Lorien Plc                                        0.08               NA                3.3              NA
Parity Group                                      0.29             0.28                 NM            13.4
Reed Executive Plc                                0.12             0.12                5.3              NA
Robert Walters                                    0.09             0.08               18.9             2.9
Spring Group                                      0.18               NA                 NM              NA
-----------------------------------------------------------------------------------------------------------
Median:                                           0.16 x           0.24 x             12.1 x          13.4 x
-----------------------------------------------------------------------------------------------------------
Page Median excl Rossini:                         0.21 x           0.25 x             10.6 x           9.2 x
-----------------------------------------------------------------------------------------------------------

                                                                                Mkt. Value
                                                   EV/EBIT                     ------------         Price/Earnings Per Share
                                         -------------------------------           Tang.        -----------------------------
                                             LTM              CY 03E              Bk Val.             LTM            CY 03E
                                         --------------    -------------       ------------     --------------    -----------
Rossini (d)                                         NM x             NM x              0.6 x               NM x            NM x

U.S. STAFFING COMPANIES
Alternative Resources                               NM x             NA x               NM x               NM x            NA x
Butler International. Inc.                          NM               NA                 NM                 NM              NA
CDI Corporation                                   53.0               NA                1.9              105.9            18.2
Diversified Corporate Resources. Inc.               NM               NA                 NM                 NM              NA
Edgewater Technology, Inc.                          NM               NM                0.7                 NM              NA
General Employment Ent.                             NM               NA                0.3                 NM              NA
Hall, Kinion & Associates (e)                       NM               NA                0.9                 NM              NM
Kelly Services, Inc.                              23.7             25.7                1.5               43.2            36.6
Kforce Inc.                                         NM               NA                3.6                 NM            45.7
Manpower Inc.                                     12.9             11.1                5.5               22.0            17.7
MPS Group, Inc.                                   15.8             12.0                2.4               34.3            22.4
On Assignment, Inc.                                4.5             16.9                0.6                9.5            23.9
Personnel Group of America                        23.4               NA                 NM                 NM              NA
RCM Technologies, Inc.                             2.6               NA                1.2                3.4              NA
Robert Half International Inc.                      NM             95.5                3.1            1,118.3           113.6
Spherion Corporation                              24.4             74.6                0.7               61.2              NM
-----------------------------------------------------------------------------------------------------------------------------
Median:                                           19.6 x           21.3 x              1.3 x             38.7 x          23.9 x
-----------------------------------------------------------------------------------------------------------------------------

U.K. STAFFING COMPANIES (e)
Corporate Services Group                            NM x             NM x               NM x               NM x            NA x
Glotel                                              NM               NA                1.0                 NM              NA
Harvey Nash Group                                   NM               NM               47.3                 NM              NM
Lorien Plc                                         3.3               NA                1.1                5.0              NA
Parity Group                                        NM               NM               10.1                 NM            30.0
Reed Executive Plc                                 5.3               NA                0.5               12.2              NA
Robert Walters                                    18.9              4.7                1.4              168.3            13.2
Spring Group                                        NM               NA                1.0                 NM            30.9
-----------------------------------------------------------------------------------------------------------------------------
Median:                                            5.3 x            4.7 x              1.1 x             12.2 x          30.0 x
-----------------------------------------------------------------------------------------------------------------------------
Page Median excl Rossini:                         15.8 x           16.9 x              1.2 x             34.3 x          27.0 x
-----------------------------------------------------------------------------------------------------------------------------

----------
(a) Values based on closing prices as of 4/11/03. Enterprise Value is defined as market value of equity, plus total debt and preferred stock, less cash and cash equivalents.
(b) Revenue estimates from Wall Street research reports and Bloomberg. Earnings estimates from First Call Consensus and Bloomberg.
(c)  EPS as per First Call and Bloomberg, unless otherwise noted.
(d) Ratios reflect current market value of Rossini based on a closing price of $1.60
(e)  U.K. multiples reflect U.K. GAAP
NM = Not meaningful. NA = Not available

Project Rossini                -Confidential-             C.E. UNTERBERG, TOWBIN
Page 11

COMPARABLE TRANSACTION ANALYSIS

CEUT has compared the proposed Rossini transaction to other comparable transactions:

..    CEUT looked at 50 transactions in the services industry from 1999 to the present date. Mergers, acquisitions and LBO transactions of both private and public companies were analyzed. Of the 50 transactions CEUT looked at, percentage of shares acquired varied.

     .    Analyzed multiples paid or proposed to be paid of:
            . Enterprise Value to Last Twelve Months Revenue (49 transactions with multiples)
            . Enterprise Value to Last Twelve Months EBITDA (13 transactions with multiples)
            . Enterprise Value to Last Twelve Months EBIT (17 transactions with multiples)
            . Transaction Value to Tangible Book (16 transactions with multiples)

Project Rossini
Page 12                        -Confidential-             C.E. UNTERBERG, TOWBIN

COMPARABLE TRANSACTION ANALYSIS

                                                  ROSSINI          SELECTED COMPARABLE COMPANY TRANSACTIONS IN 2002 (c)
                              OPERATING         TRANSACTION    --------------------------------------------------------------
                            DATA $000'S (a)    MULTIPLES (b)       HIGH           MEDIAN          LOW        NO. OF TRANS.(d)
                            ---------------    -------------   ------------    ------------   ------------   ----------------
ENTERPRISE VALUE /
    LTM Sales               $       150,411            0.07 x         1.30 x          0.31 x         0.10 x          10
    LTM EBITDA                           41           269.1            8.8             5.0            5.0             3
    LTM EBIT                         (2,451)             NM           17.7             9.9            2.4             5

TRANSACTION VALUE /
    Tangible Book (e)       $        22,687             0.8 x          2.2 x           2.0 x          1.3 x           3

                                  SELECTED COMPARABLE COMPANY TRANSACTIONS IN 2001 (c)
                            ----------------------------------------------------------------
                                 HIGH            MEDIAN          LOW        NO. OF TRANS.(d)
                            ---------------  -------------   ------------   ----------------
ENTERPRISE VALUE /
    LTM Sales                         4.18 x         0.48 x         0.15 x         20
    LTM EBITDA                         9.4            8.5            8.0            3
    LTM EBIT                          16.9           10.0            5.6            6

TRANSACTION VALUE /
    Tangible Book (e)                 21.2 x          5.2 x         0.01 x          6

                                                  ROSSINI          SELECTED COMPARABLE COMPANY TRANSACTIONS IN 2000 (c)
                              OPERATING         TRANSACTION    ------------------------------------------------------------
                            DATA $000'S (a)    MULTIPLES (b)       HIGH          MEDIAN          LOW       NO. OF TRANS.(d)
                            ---------------    -------------   ------------   ------------   ------------  ----------------
ENTERPRISE VALUE /
    LTM Sales               $       150,411            0.07 x         1.54 x         0.61 x         0.32 x       13
    LTM EBITDA                           41           269.1           13.1            9.7            6.3          2
    LTM EBIT                         (2,451)             NM           22.6           11.3            8.5          3

TRANSACTION VALUE /
    Tangible Book (e)       $        22,687             0.8 x          3.9 x          2.7 x          1.6 x        2

                                  SELECTED COMPARABLE COMPANY TRANSACTIONS IN 1999 (c)
                            ----------------------------------------------------------------
                                 HIGH            MEDIAN          LOW        NO. OF TRANS.(d)
                            ---------------  -------------   ------------   ----------------
ENTERPRISE VALUE /
    LTM Sales                         1.69 x         0.58 x         0.41 x         6
    LTM EBITDA                        19.7           12.3            6.6           5
    LTM EBIT                          21.2           14.8           10.1           3

TRANSACTION VALUE /
    Tangible Book (e)                 10.6 x          5.9 x          1.5 x         5

                                                  ROSSINI      SELECTED COMPARABLE COMPANY TRANSACTIONS FROM 1999 TO 2002(c)
                              OPERATING         TRANSACTION    --------------------------------------------------------------
                            DATA $000'S (a)    MULTIPLES (b)       HIGH          MEDIAN          LOW       NO. OF TRANS.(d)
                            ---------------    -------------   ------------   ------------   ------------  ------------------
ENTERPRISE VALUE /
    LTM Sales               $       150,411            0.07 x         4.18 x         0.48 x         0.10 x        49
    LTM EBITDA                           41           269.1           19.7            8.5            5.0          13
    LTM EBIT                         (2,451)             NM           22.6           10.4            2.4          17

TRANSACTION VALUE /
    Tangible Book (e)       $        22,687             0.8 x         21.2 x          4.2 x         0.01 x        16

----------
(a)  Operating data from Company management and SEC filings
(b)  Transaction multiples assume a purchase price per share of $2.07
(c)  Comparable Company Transaction Multiples are all LTM multiples
(d)  Indicates the number of transaction where multiples were available
(e)  Rossini Tangible book value is actual as of December 31, 2002

Project Rossini                -Confidential-             C.E. UNTERBERG, TOWBIN
Page 13

COMPARABLE TRANSACTION PREMIUM ANALYSIS

The table below presents premiums paid in acquisitions in 20 transactions in the services industry from 1999 to present date based on market prices 1 day, 1 week and 4 weeks prior to the date of announcement:

                                                     Price Premium to
                                               ----------------------------
                                               1 Day      1 Week    4 Weeks
                                               -----      ------    -------
          Rossini (a)                           29.4% (b)   25.5%      22.5%

          High                                 166.1%      185.7%     175.9%
          Median                                30.7%       30.0%      42.9%
          Low                                   -8.5%      -11.4%      -9.7%

          ----------
          (a) Based on offer price of $2.07
          (b) Based on April, 11, 2003 closing price of $1.60

Project Rossini                -Confidential-             C.E. UNTERBERG, TOWBIN
Page 14

SELECTED COMPARABLE TRANSACTIONS

              ACQUIROR NAME                                                     ENTERPRISE VALUE / (a)      TRANSACTION VALUE /
    DATE       TARGET NAME                         TRANSACTION   ENTERPRISE    -----------------------  --------------------------
  ANNOUNCED     TARGET BUSINESS DESCRIPTION        VALUE ($MM)   VALUE ($MM)  SALES   EBITDA     EBIT   NET INCOME   TANG. BK VAL.
  ---------   ----------------------------------   -----------   -----------  -----   ------    ------  ----------   -------------
  12/05/02    Metroyard Ltd
               MBA Michael Bailey Associates       $      11.3   $      17.2   0.2 x    5.0 x     5.4 x       5.4 x           2.2 x
                Employment agency

  07/16/02    Ego Pty Ltd
               Technisource Inc                    $      42.8   $      30.0   0.2 x    8.8 x    17.6 x        NM             1.3 x
                Provide technical support svcs

  05/20/02    Spring Group PLC
               Triage Consulting Ltd               $      11.6            NA   0.3 x     NA       9.9 x        NA              NA
                Employment agency

  04/26/02    Reed Health Group PLC
               Locum Group Ltd                     $      49.1            NA   0.9 x     NA      17.7 x        NA              NA
                Employment agency

  03/25/02    UK Based Private Equity Group
               Provisional Employ Soln-Ind         $       2.4            NA   0.1 x     NA       2.4 x       2.4 x            NA
                Employment agency

  12/17/01    Staffing Ventures Plc
               Eagle Group of Cos                  $       2.1            NA   0.2 x     NA       5.9 x        NA              NA
                Employment agency

  08/28/01    e-MedSoft.com
               Tender Loving Care Health Svcs      $      13.8   $      96.1   0.4 x    9.4 x    16.9 x        NM              NM
                Provide temporary help svcs

  06/18/01    Shareholders
               Reed Health Group PLC               $      73.0            NA   0.9 x     NA      10.4 x        NA              NA
                Employment agency

  03/01/01    Vedior NV
               BIS SA(Vedior International)        $      21.6   $     914.2   0.4 x    8.5 x    14.2 x       0.4 x           0.0 x
                Employment agency

  02/23/01    Aon Corp
               ASI Solutions Inc                   $     111.3   $     110.5   1.3 x    8.0 x     9.5 x      18.2 x          13.6 x
                Pvd employment svcs

Project Rossini                -Confidential-             C.E. UNTERBERG, TOWBIN
Page 15

SELECTED COMPARABLE TRANSACTIONS

                  ACQUIROR NAME                                                     ENTERPRISE VALUE/(a)
       DATE        TARGET NAME                         TRANSACTION   ENTERPRISE  --------------------------
    ANNOUNCED       TARGET BUSINESS DESCRIPTION        VALUE ($MM)  VALUE ($MM)  SALES    EBITDA     EBIT
    ---------     -------------------------------      -----------  -----------  ------  -------    -------
     01/08/01     Ingleby(1367) Ltd
                   Initial Personnel Services Ltd      $      35.3           NA   0.3 x     NA        5.6 x
                    Employment agency

     12/29/00     Protocol Associates NV
                   Spring Education, Spring Skills     $     110.9           NA   1.0 x     NA       11.3 x
                    Pvd employment, training svcs

     04/17/00     Vedior NV
                   ACSYS Inc                           $      72.5  $     112.9   0.7 x   13.1 x     22.6 x
                    Provide staffing services

     02/24/00     Investor Group
                   Westaff Inc                         $     159.2  $     212.9   0.3 x    6.3 x      8.5 x
                    Pvd help supply svcs

     11/24/99     TMP Worldwide Inc
                   HW Group Plc                        $      57.3  $      54.8   0.6 x    6.6 x       NA
                    Pvd staffing svcs

     09/01/99     Vedior NV
                   Select Appointments                 $   1,789.2           NA   1.3 x   18.2 x       NA
                    Pvd staffing svcs

     08/18/99     Adecco SA
                   Olsten Corp.                        $   1,460.0  $   2,012.3   0.4 x   19.7 x     21.2 x
                    Pvd staffing svcs

     06/24/99     CompuWare Corp
                   Data Processing Resources Corp      $     452.1  $     511.6   1.7 x   12.3 x     14.8 x
                    Develop computer system

     03/25/99     Interim Services Inc
                   Norrell Corp                        $     517.3  $     625.2   0.4 x    8.2 x     10.1 x
                    Pvd personnel, business svcs

                  ACQUIROR NAME                             TRANSACTION VALUE/
       DATE        TARGET NAME                         ---------------------------
    ANNOUNCED       TARGET BUSINESS DESCRIPTION         NET INCOME   TANG. BK VAL.
    ---------     -------------------------------      -----------   -------------
     01/08/01     Ingleby(1367) Ltd
                   Initial Personnel Services Ltd             NA              NA
                    Employment agency

     12/29/00     Protocol Associates NV
                   Spring Education, Spring Skills          42.7 x            NA
                    Pvd employment, training svcs

     04/17/00     Vedior NV
                   ACSYS Inc                               253.5 x            NM
                    Provide staffing services

     02/24/00     Investor Group
                   Westaff Inc                              11.6 x           3.9 x
                    Pvd help supply svcs

     11/24/99     TMP Worldwide Inc
                   HW Group Plc                             12.8 x           5.9 x
                    Pvd staffing svcs

     09/01/99     Veditor NV
                   Select Appointments                      33.7 x           5.8 x
                    Pvd staffing svcs

     08/18/99     Adecco SA
                   Olsten Corp.                               NM             7.0 x
                    Pvd staffing svcs

     06/24/99     CompuWare Corp
                   Data Processing Resources Corp           23.1 x            NM
                    Develop computer system

     03/25/99     Interim Services Inc
                   Norrell Corp                             14.7 x          10.6 x
                    Pvd personnel, business svcs

Project Rossini                 -Confidential-            C.E. UNTERBERG, TOWBIN
Page 16

STOCK TRADING ANALYSIS

CEUT reviewed the average daily trading volume for the last twelve months as a percentage of the total number of shares outstanding and not owned by affiliates or management of Rossini (which is sometimes referred to as the "public float") to its peer group, as illustrated by the table below:

                     DAILY VOLUME /                        AVERAGE DAILY
                        FLOAT(a)                FLOAT      TRADING VOLUME
                     --------------          -----------   --------------

          Rossini              0.06%           8,778,000            4,851
          ALRC                 0.28%          11,380,000           31,938
          BUTL                 0.20%           9,010,000           18,447
          CDI                  0.42%          12,020,000           50,386
          HIR                  0.38%           1,960,000            7,526
          EDGW                 0.20%           9,640,000           19,422
          JOB                  0.15%           3,710,000            5,539
          HAKI                 0.78%           9,590,000           74,386
          KELYA                0.25%          30,900,000           77,974
          KFRC                 0.24%          23,390,000           57,071
          MAN                  0.84%          77,060,000          646,560
          MPS                  0.34%          96,370,000          328,491
          ASGN                 1.10%          24,930,000          273,859
          PRGA                 0.75%          25,210,000          189,197
          RCMT                 0.06%          10,470,000            6,011
          RHI                  0.54%         157,750,000          853,928
          SFN                  0.35%          56,090,000          198,530

          ----------
          (a) Represents average daily trading volume for the last twelve months
          Source: Bloomberg, Reuters

CEUT noted that Rossini average daily volume as a percentage of its public float was 0.06%, the lowest among its peer group.

Project Rossini                 -Confidential-            C.E. UNTERBERG, TOWBIN
Page 17

DISCOUNTED CASH FLOW ANALYSIS

CEUT performed a DCF analysis of Rossini to estimate the present value of the unlevered after-tax free cash flows that Rossini could generate. The analysis was based on management's projections for the three years ending March 31, 2006 deducting an amount for certain estimated contingent liabilities. Ranges of terminal values for the discounted cash flows were estimated using multiples of terminal year 2006 EBITDA of 3.0x to 6.0x. CEUT then discounted to present value the free cash flow streams and terminal values using discount rates of 15% to 30%. This analysis indicated the following per share equity reference ranges:

                                 TERMINAL VALUE MULTIPLE OF FY 2006 EBITDA
               DISCOUNT        ---------------------------------------------
                 RATE           3.0 x       4.0 x        5.0 x        6.0 x
               --------        ---------------------------------------------

                15.0%          $  2.32     $  2.80      $  3.28      $  3.76
                20.0%             2.13        2.55         2.97         3.39
                25.0%             1.97        2.34         2.71         3.08
                30.0%             1.83        2.16         2.49         2.82

Project Rossini                 -Confidential-            C.E. UNTERBERG, TOWBIN
Page 18

LBO ANALYSIS

CEUT modeled the proposed LBO transaction using management's projections. CEUT analyzed different scenarios, including exit multiples, to see the impact of the transaction to the Company and its effect on returns for equity. The following table summarizes returns internal rate of returns to equity investors assuming that their initial equity investment is valued at the $2.07 per share transaction price:

                                                         IRR RETURNS
                                              ---------------------------------
                                               2004          2005          2006
                                              -----          ----          ----

               3.0 x EBITDA Exit Multiple     -84.2%          5.1%         37.0%
               4.0 x EBITDA Exit Multiple     -39.1%         33.9%         52.8%
               5.0 x EBITDA Exit Multiple       5.9%         57.5%         65.9%

Project Rossini                 -Confidential-            C.E. UNTERBERG, TOWBIN
Page 19

PROJECTED INCOME STATEMENT

                                                           AS OF MARCH 31,                     PRO FORMA PROJECTED AS OF MARCH 31,
                                               --------------------------------------        --------------------------------------
                                                  2001          2002         2003 E             2004          2005          2006
                                               ----------    ----------    ----------        ----------    ----------    ----------
    Revenue                                    $  234,650    $  185,762    $  142,817        $  141,707    $  164,824    $  187,293
    Costs of Revenue                              178,698       144,802       110,073           107,462       126,329       144,419
                                               ----------    ----------    ----------        ----------    ----------    ----------
    Gross Profit                                   55,952        40,960        32,744            34,245        38,495        42,874

    SG&A                                           47,952        41,227        31,638            31,618        34,269        36,443
    Goodwill Impairment                                 -        14,000             -                 -             -             -
                                               ----------    ----------    ----------        ----------    ----------    ----------
    Operating Expenses                             47,592        55,277        31,638            31,618        34,269        36,443

    EBITDA                                          8,360       (14,317)        1,106             2,627         4,226         6,431

    Depreciation                                    2,464         2,426         1,824             1,120           800           800
                                               ----------    ----------    ----------        ----------    ----------    ----------
    EBITA                                           5,896       (16,742)         (718)            1,507         3,426         5,631

    Amortization of New Debt Issuance Costs             -             -             -                 -             -             -
    Amortization - Acq. Related                         -             -             -                 -             -             -
    Goodwill Amortization                           1,832         1,936             -                 -             -             -
                                               ----------    ----------    ----------        ----------    ----------    ----------
    Operating Income                                4,064       (18,678)         (718)            1,507         3,426         5,631

    Interest Inc./(Exp.) and Other, Net            (1,082)       (1,221)       (1,563)                -             -             -
       Interest Income                                  -             -             -               105           105           105
       Line of Credit                                   -             -             -                 -             -             -
       Bank Debt                                        -             -             -              (644)         (612)         (550)
       Subordinate Debt                                 -             -             -                 -             -             -
                                               ----------    ----------    ----------        ----------    ----------    ----------
    Pretax Income                                   2,982       (19,899)       (2,281)              968         2,919         5,186

    Provision for Income Taxes/(Benefit)            1,784          (819)          184                19           382         1,175
                                               ----------    ----------    ----------        ----------    ----------    ----------

    Net Income Bef. Extraordinary Item              1,198       (19,080)       (2,465)              949         2,537         4,011
    One-time Charges (net of taxes) (a)                 -             -             -            (1,000)            -             -
                                               ----------    ----------    ----------        ----------    ----------    ----------
    Net Income After Extraordinary Item        $    1,198    $  (19,080)   $   (2,465)       $      (51)   $    2,537    $    4,011
                                               ----------    ----------    ----------        ----------    ----------    ----------

    YR/YR GROWTH RATES:
    Net Revenue                                        NM         -20.8%        -23.1%             -0.8%         16.3%         13.6%
    Gross Profit                                       NM         -26.8%        -20.1%              4.6%         12.4%         11.4%
    SG&A                                               NM         -13.3%        -23.4%             -0.1%          8.4%          6.3%
    EBITDA                                             NM            NM            NM             137.6%         60.9%         52.2%

    MARGIN ANALYSIS (% OF SALES):
    Cost of Revenue                                  76.2%         78.0%         77.1%             75.8%         76.6%         77.1%
    Gross Profit                                     23.8%         22.0%         22.9%             24.2%         23.4%         22.9%
    SG&A                                             20.3%         22.2%         22.2%             22.3%         20.8%         19.5%
    EBITDA                                            3.6%         -0.2%          0.8%              1.9%          2.6%          3.4%
    Interest Expense                                 -0.5%         -0.7%         -1.1%             -0.5%         -0.4%         -0.3%

    (a) Contingent Liability of $1 million

Project Rossini                 -Confidential-            C.E. UNTERBERG, TOWBIN
Page 20